UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2008

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2008, the Company's stockholders approved the Company's 2008 Equity Incentive Award Plan (the "2008 Plan"). The Company’s Board of Directors (the "Board") had previously adopted the Plan, subject to stockholder approval.

Purpose of the 2008 Plan

The purpose of the 2008 Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the board, employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The 2008 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the Company’s success is largely dependent.

Administration

The 2008 Plan generally will be administered by the Compensation Committee of the Board. The Compensation Committee will have the power to establish rules and regulations for the proper administration of the 2008 Plan, determine which participants will receive awards and establish the other terms and conditions of the awards, consistent with the terms of the 2008 Plan. The Compensation Committee may modify outstanding awards as provided in the 2008 Plan. All non-employee members of the Board, employees and consultants of the Company and its subsidiaries and affiliates, as determined by the Compensation Committee, are eligible to participate in the 2008 Plan.

Shares Available and Award Limits

The aggregate number of shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), that may be issued or transferred pursuant to awards under the 2008 Plan is 35,000,000. To the extent that an award terminates, expires, or lapses for any reason, or an award is settled in cash without delivery of shares to the participant, then any shares subject to the award may be used again for new grants under the 2008 Plan. Additionally, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award may be used again for new grants under the 2008 Plan. The maximum number of shares of Stock that may be subject to one or more awards granted to any one participant pursuant to the 2008 Plan during any calendar year is 1,000,000 shares of Common Stock. The maximum aggregate amount that may be paid in cash to any one participant pursuant to the 2008 Plan during any calendar year with respect to any performance-based award is $3,000,000.

Awards

The 2008 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock units, other stock-based awards, and performance-based awards to eligible individuals. Each award will be evidenced by a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

The exercise price of a stock option and the base price of a stock appreciation right shall not be less than the fair market value of Common Stock on the date of grant. No stock option shall be exercisable later than ten (10) years after the date it is granted.

The Compensation Committee is authorized to grant awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 2008 Plan enumerates certain performance criteria that may be used in granting such awards.

Additionally, in no event may an award be granted pursuant to the 2008 Plan on or after June 19, 2018.

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2008 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2008 Plan, to permit the Compensation Committee or the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2008 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Section 162(m) Compliance

The 2008 Plan is designed to permit the Company to make cash and equity based awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 in any one year. The Section 162(m) deduction limit, however, does not apply to certain "qualified performance-based compensation." In the event that the Company issues awards that satisfy the "qualified performance-based compensation" exception, the remuneration attributable to those awards should not be subject to the $1,000,000 deduction limit.

Miscellaneous

The 2008 Plan also contains provisions with respect to payment of purchase price, vesting and expiration of awards, treatment of awards upon a change of control of the Company, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the 2008 Plan.

The foregoing summary of the 2008 Plan does not purport to be complete and is qualified in its entirety by reference to the actual terms of the 2008 Plan. For additional information regarding the 2008 Plan, refer to "Proposal 2 – Approval of Our 2008 Equity Incentive Award Plan" on pages 19-27 of the Company's 2008 definitive proxy statement as filed on Schedule 14A with the Securities and Exchange Commission on April 28, 2008, and the full text of the 2008 Plan attached as Appendix A to the Company’s 2008 definitive proxy statement and attached to this report as Exhibit 10.1, which are incorporated herein by reference.

The form of Restricted Stock Unit Agreement evidencing the grant of restricted stock unit awards to U.S. participants under the 2008 Plan is attached hereto as Exhibit 10.2.

Item 8.01 Other Events.

In connection with stockholder approval of the 2008 Plan, the Board previously authorized amendments to the Company’s 1999 Global Equity Incentive Plan, as amended, and 2001 Equity Incentive Plan, as amended, to reduce the number of shares available for issuance (and thus available for grant) under those plans by 9.9 million and 16.5 million shares of common stock, respectively, and determined that no future grants of awards would be made under the Company’s 1998 Equity Incentive Plan and 1998 Directors Stock Option Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

June 25, 2008	By:	/s/ Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	eBay Inc. 2008 Equity Incentive Award Plan
10.2	Form of Restricted Stock Unit Agreement (and Performance-Based Restricted Stock Unit Agreement) under eBay Inc. 2008 Equity Incentive Award Plan